                                                                     Exhibit 4.7

                          RESTRICTED STOCK AGREEMENT
                          --------------------------


     RESTRICTED STOCK AGREEMENT dated as of May 25, 1996, by and among Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), and the individuals named on the signature pages hereto, each of whom is an employee of the Company or a direct or indirect subsidiary of the Company (collectively, the "Employees" and individually, an "Employee").

     WHEREAS, pursuant to that certain Manager Stock Purchase Agreement dated as of the date hereof among the Company and the Employees (the "Manager Stock Purchase Agreement"), the Employees have this day purchased from the Company an aggregate of 3,700,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), consisting of 3,250,000 shares of Class B Common Stock ("Class B Common Stock") and 450,000 shares of Class C Common Stock, for a purchase price of $.5406 per share; and

     WHEREAS, of the total number of shares of Class B Common Stock so purchased by the Employees, the parties have determined that an aggregate of 1,200,000 shares shall be subject to vesting over a period of time, and to forfeiture by the Employees to the extent unvested at the end of such period.

     NOW, THEREFORE, the parties hereto, desiring to provide for such vesting and forfeiture, hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Actual Annual EBITDA" at any Measuring Date shall mean, subject to the provisions of paragraph 3(a)(ii) hereof, consolidated net income (or net loss) of the Company and its Subsidiaries for the Measuring Period ending on such Measuring Date, plus any interest expense, income taxes, depreciation, amortization, compensation expense related to the Restricted Shares or the issuance, holding or vesting thereof constituting non-cash accounting charges, and extraordinary expenses or losses deducted in determining the same, all computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the certified consolidated financial statements of the Company and its Subsidiaries.

     (b) "Board" or "Board of Directors" shall mean the board of directors of the Company.

     (c) "Business Day" shall mean any day, other than a day which is a Saturday, Sunday or legal holiday in the City of Minneapolis or the City of New York or a day on which banking institutions are authorized by law or other governmental actions to close.

     (d)  "Cause", with respect to Waller or Rogers, shall mean:

          (i) the commission by such Employee of any act of embezzlement against the Company or any of its Subsidiaries;

          (ii) the conviction of such Employee for, or entry by such Employee of a guilty plea to, any felony which has a material adverse effect upon the business, operating results, financial condition or employee, supplier or customer relations generally of the Company and its Subsidiaries, taken as a whole, or which precludes such Employee from performing his duties under his Employment Agreement for 90 days during any 12-month period;

          (iii) the conviction of such Employee for any crime involving dishonesty with respect to the Company (A) intended by such Employee to result in personal enrichment of such Employee at the expense of the Company or its Subsidiaries or (B) which has a material adverse effect upon the business, operating results, financial condition or employee, supplier or customer relations generally of the Company and its Subsidiaries, taken as a whole;

          (iv) the absence by such Employee from employment with the Company for a period of more than 90 days during any 12-month period without the approval of the Board of Directors other than for vacations, illness, injury or disability; or

          (v) willful misconduct by such Employee in breach of the terms of his Employment Agreement, which misconduct has not been cured within 20 days following notification thereof to such Employee (or if such misconduct is cured within 20 days after such notice of misconduct is received, but the same misconduct occurs again at any time thereafter).

For purposes hereof, no act or omission of Waller or Rogers shall be deemed to be "willful" unless done, or omitted, by him in bad faith without the belief his action or omission was in the best interests of the Company or a Subsidiary thereof.

     (e)  A "Change in Control" shall be deemed to have occurred if:

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          (i)  a majority of the directors of the Company shall be Persons other than Persons:

               (A) who are named as directors in the Company's articles of incorporation or who are nominated by, or for whose election proxies shall have been solicited by, the Board of Directors, or

               (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships; or

          (ii) more than 33 1/3% of the voting power of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), or any general partnership interests in the First Limited Partnership (as defined in the Shareholder Agreement) become held by any Person that, as of the date hereof, does not have a general partnership interest in the First Limited Partnership; provided, however, that the following acquisitions and beneficial ownership shall not constitute a Change in Control pursuant to this clause (ii):

               (A) any acquisition or beneficial ownership by the Company or a Subsidiary of the Company, or

               (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries, or

               (C) any acquisition or beneficial ownership of voting stock of the Company or general partnership interests in the First Limited Partnership by Waller or Rogers or any Person that, as of the date of this Agreement, is a general partner in the First Limited Partnership, or

               (D) any acquisition or beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger or statutory share exchange which complies with clause (iii)(A)(2) hereof or the exception in clause (iii)(B) hereof in all respects; or

          (iii) the shareholders of the Company approve a definitive agreement or plan to:

                 (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which:

                      (aa) the Company is the surviving corporation, and

                      (bb) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities or other property (except (I) voting stock of a parent corporation owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger or (II) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights), and

                      (cc) the Persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, 66 2/3% or more of, respectively, the then outstanding common stock and the voting power of the then outstanding voting stock of the surviving corporation or its parent corporation, and

                      (dd) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series), or

               (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities or other property, except for (1) voting stock of a parent corporation of the Company owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the statutory share exchange if (aa) the Persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange 66 2/3% or more of, respectively, the then outstanding common stock and the voting power of the then outstanding voting stock of such parent corporation, and (bb) all holders of any class or series of voting stock of the Company immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series, or (2) cash with respect to fractional shares of voting stock of the Company or payable as a result of the exercise by holders of voting stock of the Company of statutory dissenters' rights, or

               (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

               (D)  liquidate or dissolve the Company.

     (f) "Disability" of any Employee shall mean any physical or mental incapacitation whereby such Employee is therefore unable for a period of 12 consecutive months or for an aggregate of 12 months in any 24 consecutive month period to perform his or her duties to the Company and its Subsidiaries.

     (g) "Employment Agreement", with respect to Waller or Rogers, shall mean the Employment Agreement between the Company and such Employee dated the date hereof, as the same may be amended from time to time in accordance with the terms thereof.

     (h) "Forfeited Restricted Share(s)" shall have the meaning set forth in paragraph 4(a) hereof.

     (i) "Measuring Date" shall mean the last day of each Measuring Period, commencing with the Measuring Period ending on February 1, 1997 and continuing through and including the Measuring Period ending on February 3, 2001.

     (j) "Measuring Period" shall mean each of the periods (i) from but not including the date hereof through and including February 1, 1997, (ii) from and including February 2, 1997 through and including January 31, 1998, (iii) from and including February 1, 1998 through and including January 30, 1999, (iv) from and including January 31, 1999 through and including January 29, 2000, and (v) from and including January 30, 2000 through and including February 3, 2001.

     (k) "Melville" shall mean Melville Corporation, a New York corporation.

     (l) "Minimum Annual EBITDA" at any Measuring Date shall mean 50% of Target Annual EBITDA at such Measuring Date.

     (m) "Note" shall mean that certain Subordinated Note of the Company dated the date hereof payable to Melville or registered assigns in the original principal amount of $55,811,000.

     (n) "Original Cost", with respect to any Restricted Shares held by an Employee and his or her Permitted Transferees (under and as defined in the Shareholder Agreement), shall mean $.5406 per share (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations).

     (o) "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     (p) "Restricted Share(s)" shall mean the shares of Class B Common Stock purchased by the Employees under the Manager Stock Purchase Agreement and designated therein as "Restricted Common Stock", together with any shares of Common Stock of the Company issued in exchange for or in respect of such shares pursuant to any stock split, reverse stock split, stock dividend, conversion or other recapitalization. The number of Restricted Shares purchased by each Employee under the Manager Stock Purchase Agreement is set forth in a subscription agreement delivered by such Employee to the Company pursuant to the Manager Stock Purchase Agreement.

     (q) "Retirement" of any Employee shall mean the retirement at age 65 or older of such Employee from his or her employment with the Company and its Subsidiaries.

     (r) "Rogers" shall mean David Rogers.

     (s) "Shareholder Agreement" shall mean that certain Shareholder Agreement dated as of the date hereof among Leather Investors Limited Partnership I, Leather Investors Limited Partnership II, Lyle Berman, Morris Goldfarb, Neil I. Sell, Ercu Ucan, Irving Misel, the Employees and the Company, as the same may be amended from time to time in accordance with the terms thereof.

     (t) "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     (u) "Target Annual EBITDA" at any Measuring Date shall mean, in the case of the Measuring Date occurring on February 1, 1997, $50,690,000 and, in the case of each subsequent Measuring Date, the amount determined by the Board of Directors as Target Annual EBITDA at such Measuring Date in accordance with paragraph 2(a) hereof (provided that, if one or more notices of an adjustment in Target Annual EBITDA at any Measuring Date shall have been delivered pursuant to paragraph 2(b) hereof, "Target Annual EBITDA" at such Measuring Date shall be as shown on the most recent such notice).

     (v) "Tender Date" shall have the meaning set forth in paragraph 4(b) hereof.

     (w) "Waller" shall mean Joel Waller.

     2.  Determination of Target Annual EBITDA.

     (a) No later than the beginning of each Measuring Period, commencing with the Measuring Period ending on January 31, 1998, the Board of Directors shall determine Target Annual EBITDA at the Measuring Date occurring on the last day of such Measuring Period. Target Annual EBITDA at any such Measuring Date as so determined by the Board shall be at least $1 more than Target Annual EBITDA at the immediately preceding Measuring Date (as adjusted in any manner determined by the Board in good faith to be equitable in the event of an intervening acquisition or disposition of any business operations by the Company or any of its Subsidiaries (through stock purchase, asset acquisition or disposition, merger or otherwise) other than in the ordinary course of business). The Company shall notify each Employee and Melville in writing of the Board's determination of Target Annual EBITDA at any Measuring Date promptly after making the same, provided that failure to give such notice on a timely basis shall not effect the vesting of the Restricted Shares hereunder.

     (b) In the event an acquisition or disposition of any business operations by the Company or any of its Subsidiaries (through stock purchase, asset acquisition or disposition, merger or otherwise) other than in the ordinary course of business occurs prior to any Measuring Date but after Target Annual EBITDA at such Measuring Date has been fixed in this Agreement or determined by the Board in accordance herewith, such Target Annual EBITDA shall be adjusted in a manner which the Board determines in good faith to be equitable. The Board shall notify each Employee and Melville in writing of any such adjustments promptly after making the same, provided that failure to give such notice on a timely basis shall not effect the vesting of the Restricted Shares hereunder.

     3. Vesting of Restricted Shares. The Restricted Shares held by the Employees and their Permitted Transferees shall vest only under the circumstances specified in this paragraph 3.

     (a) With respect to each of the Measuring Dates, the Restricted Shares held by the Employees and their Permitted Transferees shall vest as provided in clauses (i) and (ii) below.

          (i) Subject to the vesting of additional Restricted Shares pursuant to clause (ii) below, with respect to each Measuring Date:

               (A) if Actual Annual EBITDA at such Measuring Date equals or exceeds Target Annual EBITDA at such Measuring Date, then a number of Restricted Shares held by each Employee and his or her Permitted Transferees shall vest pursuant to this clause (i) with respect to such Measuring Date equal to the sum of (1) 20% of the total number of Restricted Shares purchased by such Employee from the Company under the Manager Stock Purchase Agreement (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations), plus (2) the total number of Restricted Shares acquired by such Employee from any other Employee or Permitted Transferee thereof pursuant to the Shareholder Agreement that would have vested pursuant to this clause (i) with respect to such Measuring Date if the transferring Employee or Permitted Transferee still owned such Restricted Shares;

               (B) if Actual Annual EBITDA at such Measuring Date exceeds Minimum Annual EBITDA at such Measuring Date, but is less than Target Annual EBITDA at such Measuring Date, then a number of Restricted Shares held by each Employee and his or her Permitted Transferees shall vest pursuant to this clause (i) with respect to such Measuring Date equal to the sum of (1) a percentage between 10% and 20%, determined in the manner provided below, of the total number of Restricted Shares purchased by such Employee from the

          Company under the Manager Stock Purchase Agreement (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations), plus (2) the total number of Restricted Shares acquired by such Employee from any other Employee or Permitted Transferee thereof pursuant to the Shareholder Agreement that would have vested pursuant to this clause
          (i) with respect to such Measuring Date if the transferring Employee or Permitted Transferee still owned such Restricted Shares;

               (C) if Actual Annual EBITDA at such Measuring Date equals Minimum Annual EBITDA at such Measuring Date, then a number of Restricted Shares held by each Employee and his or her Permitted Transferees shall vest pursuant to this clause (i) with respect to such Measuring Date equal to the sum of (1) 10% of the total number of Restricted Shares purchased by such Employee from the Company under the Manager Stock Purchase Agreement (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations), plus (2) the total number of Restricted Shares acquired by such Employee from any other Employee or Permitted Transferee thereof pursuant to the Shareholder Agreement that would have vested pursuant to this clause (i) with respect to such Measuring Date if the transferring Employee or Permitted Transferee still owned such Restricted Shares; and

               (D) if Actual Annual EBITDA at such Measuring Date is less than Minimum Annual EBITDA at such Measuring Date, then no portion of the Restricted Shares held by any Employee or his or her Permitted Transferees shall vest pursuant to this clause (i) with respect to such Measuring Date.

     Whenever, with respect to any Measuring Date, a percentage of Restricted Shares between 10% and 20% is required to be determined pursuant to clause
     (B) above, such percentage (expressed as a decimal) shall equal the sum of
     (aa) .10, plus (bb) the product of (II) .10, times (II) a fraction, the numerator of which is the amount by which Actual Annual EBITDA at such Measuring Date exceeds Minimum Annual EBITDA at such Measuring Date, and the denominator of which is the amount by which Target Annual EBITDA at such Measuring Date exceeds Minimum Annual EBITDA at such Measuring Date.

          (ii) If Actual Annual EBITDA at any Measuring Date (the "Current Measuring Date") exceeds Target Annual EBITDA at such Current Measuring Date, then (A) that portion of such Actual Annual EBITDA which is in excess of such Target Annual EBITDA (the "Carry Over EBITDA") shall be carried back to each Measuring Date occurring prior to the Current Measuring Date (a "Preceding

     Measuring Date"), in inverse order of occurrence until no further excess remains, and applied to the computation of Actual Annual EBITDA at such Preceding Measuring Date, as if earned in the Measuring Period ended on such Preceding Measuring Date, to the extent necessary to achieve Target Annual EBITDA at such Preceding Measuring Date, (B) the total number of Restricted Shares held by each Employee and his or her Permitted Transferees which would have vested under clause (i) above with respect to all Preceding Measuring Dates had such application of the Carry Over EBITDA been given effect at the time of the original computation thereof shall be recomputed (the aggregate number of such Restricted Shares vested in accordance with such recomputation being herein called the "Recomputed Vested Restricted Shares"), and (C) in addition to the Restricted Shares vested in accordance with clause (i) above with respect to the Current Measuring Date, a number of Restricted Shares held by each Employee and his or her Permitted Transferees shall vest pursuant to this clause (ii) with respect to the Current Measuring Date equal to the amount by which (1) the Recomputed Vested Restricted Shares, exceeds (2) the aggregate number of Restricted Shares held by such Employee and his or her Permitted Transferees which actually vested pursuant to this paragraph 3(a) prior to the Current Measuring Date. Any portion of the Carry Over EBITDA which is not applied to the computation of Actual Annual EBITDA at any Preceding Measuring Date as provided above shall be carried forward to each Measuring Date occurring after the Current Measuring Date (a "Subsequent Measuring Date"), in order of occurrence until no further excess remains, and applied to the computation of Actual Annual EBITDA at such Subsequent Measuring Date, as if earned in the Measuring Period ended on such Subsequent Measuring Date, to the extent necessary to achieve Target Annual EBITDA at such Subsequent Measuring Date.

          (iii) The Board shall notify each Employee and Melville in writing of the number of Restricted Shares held by such Employee and his or her Permitted Transferees which shall have vested pursuant to this paragraph 3(a) with respect to a Measuring Date as soon as practicable and in no event later than 90 days after such Measuring Date (which notice shall set forth in reasonable detail the computations on which the determination of such number was based), provided that failure to give such notice on a timely basis shall not effect the vesting of the Restricted Shares hereunder. The number of Restricted Shares set forth in such notice shall thereupon be deemed to have vested as of the close of business on such Measuring Date.

          (iv) All Restricted Shares held by an Employee and his or her Permitted Transferees which would otherwise vest with respect to a Measuring Date shall vest even if a Restricted Stock Event under and as defined in the Shareholder Agreement occurs with respect to such Employee after the close of business on such Measuring

     Date but prior to the date the Board notifies the Employee and Melville of the number of Restricted Shares vested with respect to such Measuring Date.

     (b) Immediately upon payment or prepayment in full of the Note in accordance with its terms at any time on or prior to December 31, 2000, all Restricted Shares then held by any Employee or his or her Permitted Transferees that remain unvested immediately prior to such payment or prepayment shall vest. Immediately upon any partial prepayment of the Note in accordance with its terms at any time prior to December 31, 2000, a number of Restricted Shares held by each Employee and his or her Permitted Transferees shall vest equal to the sum of (i) the product of (A) the total number of Restricted Shares purchased by such Employee from the Company under the Manager Stock Purchase Agreement (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations), times (B) a fraction, the numerator of which is the principal amount of the Note so prepaid, and the denominator of which is the sum of (1) the original principal amount of the Note, plus (2) the aggregate amount of capitalized interest that shall have been added to the principal amount of the Note through the date of such prepayment, plus (ii) the total number of Restricted Shares acquired by such Employee from any other Employee or Permitted Transferee thereof pursuant to the Shareholder Agreement that would have vested pursuant to this paragraph 3(b) immediately upon such prepayment if the transferring Employee or Permitted Transferee still owned such Restricted Shares.

     (c) Immediately upon the death, Disability or Retirement of an Employee at any time prior to the close of business on the last Measuring Date, all Restricted Shares then held by such Employee (or, in the event of such Employee's death, his or her estate) and his or her Permitted Transferees that remain unvested immediately prior to such death, Disability or Retirement shall vest.

     (d) Immediately upon (i) termination by the Company of Waller's or Rogers' employment with the Company other than for Cause or (ii) termination by Waller or Rogers of his employment with the Company as a result of a breach by the Company of any of the terms of such Employee's Employment Agreement which has not been cured within ten days after notice thereof has been given by such Employee to the Company, in each case at any time prior to the close of business on the last Measuring Date, all Restricted Shares then held by such Employee and his Permitted Transferees that remain unvested immediately prior to such termination shall vest.

     (e) Subject to the written consent of Melville to such Change in Control as long as the Note shall remain outstanding, immediately prior to the occurrence of a Change in Control at any time before the close of business on the last Measuring Date, all Restricted Shares then held by any Employee or his or her Permitted Transferees that remain unvested at such time shall vest.

     (f) If any Restricted Shares shall have vested as of the close of business on a Measuring Date or upon the occurrence of any other event, they shall at no time thereafter cease to be vested by reason of the Company's failure to achieve with respect to any subsequent Measuring Date all or any percentage of Target Annual EBITDA at such Measuring Date or failure to pay or prepay the Note in full in accordance with its terms on or prior to December 31, 2000 or for any other reason.

     (g) If any shares of Common Stock are issued in exchange for or in respect of any Restricted Shares pursuant to a stock split, reverse stock split, stock dividend, conversion or other recapitalization, such securities shall at the time of issuance be vested hereunder if issued in exchange for or in respect of vested Restricted Shares, and unvested hereunder if issued in exchange for or in respect of unvested Restricted Shares.

     (h) Notwithstanding anything to the contrary provided in paragraph 3(a) or 3(b) above, (i) in no event shall there vest with respect to any Measuring Date or upon any partial prepayment of the Note a number of Restricted Shares held by an Employee and his or her Permitted Transferees which is greater than the total number of Restricted Shares held by such Employee and his or her Permitted Transferees that remain unvested immediately prior to the close of business on such Measuring Date or immediately prior to such partial prepayment, as the case may be, and (ii) any Restricted Shares acquired by any Person or Persons from an Employee or Permitted Transferee thereof pursuant to the Shareholder Agreement which vest (or, in the event the acquiring Person is the Company, would have vested had such Person been an Employee) with respect to any Measuring Date or upon any partial prepayment of the Note pursuant to clause (i)(A)(2), (i)(B)(2) or (i)(C)(2) of paragraph 3(a) or pursuant to clause (ii) of paragraph 3(b), shall reduce, on a share-for-share basis, the number of Restricted Shares, if any, that continue to be held by the transferring Employee or Permitted Transferee which would have otherwise vested under such paragraphs with respect to such Measuring Date or upon such partial prepayment.

     4.  Forfeiture of Unvested Restricted Shares.

     (a) Each Employee and his or her Permitted Transferees shall sell to the Company, and the Company shall purchase from such Employee and his or her Permitted Transferees, all of the Restricted Shares, if any, held by such Employee and his or her Permitted Transferees that remain unvested after the close of business on the last Measuring Date (the "Forfeited Restricted Share(s)"), at a price per Forfeited Restricted Share, payable in cash, equal to the Original Cost thereof.

     (b) Subject to the provisions of paragraph 4(c) hereof, the Company shall tender to each Employee and his or her Permitted Transferees the purchase price for the Forfeited

Restricted Shares held by such Employee and his or her Permitted Transferees on the first Business Day to occur at least 20 days after each of the Employees and Melville has been given written notice by the Board of the number of Restricted Shares which have vested pursuant to paragraph 3(a) hereof with respect to the last Measuring Date (the "Tender Date"). Coincident with the payment of said purchase price, such Employee and his or her Permitted Transferees shall deliver the certificate or certificates representing such Forfeited Restricted Shares to the Company, duly endorsed in blank for transfer of record upon the books of the Company. The Company shall be entitled to require from each Employee and his or her Permitted Transferees such additional evidence of good title and right and power to transfer good title to the Forfeited Restricted Shares held by such Employee and his or her Permitted Transferees free and clear of all liens, adverse claims and other encumbrances, as it shall reasonably request.

     (c) Notwithstanding the foregoing, if, on the Tender Date, the Company does not have funds legally available to purchase all of the Forfeited Restricted Shares held by each Employee and his or her Permitted Transferees, the Company shall purchase from the Employees and their Permitted Transferees, pro rata in accordance with the respective number of Forfeited Restricted Shares held by each, on the Tender Date, the number of Forfeited Restricted Shares, if any, for which it has funds legally available. Thereafter, as and to the extent funds legally available therefor exist from time to time, the Company shall purchase from the Employees and their Permitted Transferees additional Forfeited Restricted Shares, pro rata in accordance with the respective number of Forfeited Restricted Shares held by each, until all of the Forfeited Restricted Shares have been purchased.

     (d) Upon tender by the Company to an Employee and his or her Permitted Transferees of the purchase price for any Forfeited Restricted Shares held by such Employee and his or her Permitted Transferees in accordance with this paragraph 4, such Forfeited Restricted Shares, regardless of whether the certificate or certificates evidencing the same are delivered by such Employee and his or her Permitted Transferees to the Company as required by paragraph 4(b), shall no longer be deemed to be outstanding, and all voting, dividend and other rights of such Employee and his or her Permitted Transferees in respect of such Forfeited Restricted Shares shall cease, except the right to receive from the Company payment for such Forfeited Restricted Shares as provided in this paragraph 4 upon compliance by such Employee and his or her Permitted Transferees with the requirements of paragraph 4(b).

     5. Shareholder Agreement. All Restricted Shares, whether vested or unvested, shall be subject to the terms of the Shareholder Agreement, which, among other things, governs the transfer of the Restricted Shares and gives the Company and certain other Persons the right or obligation to purchase the Restricted Shares in certain events.

     6. Rights Incident to Restricted Shares. Subject to the restrictions on transfer expressly set forth in the Shareholder Agreement and to the provisions of paragraph 4(d) hereof, each Employee and his or her Permitted Transferees shall at all times have all rights of a shareholder and record owner with respect to the Restricted Shares held thereby, regardless of whether or not such Restricted Shares have vested, including without limitation all rights to vote such Restricted Shares and to receive dividends or other distributions thereon.

     7. Tax Withholding. Each Employee shall pay to the Company, promptly upon request therefor, an amount in cash equal to the amount, if any, of all taxes and other sums required by law to be withheld by the Company in respect of the issuance of any Restricted Shares to such Employee or in respect of the vesting of, or lapse of restrictions with respect to, any Restricted Shares held by such Employee or any Permitted Transferee thereof.

     8. Endorsement and Consent to Agreement.

     (a) All certificates representing Restricted Shares issued by the Company shall have endorsed thereon a legend in substantially the following form:

     The shares evidenced by this certificate are subject to the terms and conditions (including vesting and forfeiture conditions) contained in that certain Restricted Stock Agreement among the Company and certain employees of the Company and its direct and indirect subsidiaries dated as of May 25, 1996, a copy of which is on file at the principal executive office of the Company.

Upon the vesting of any Restricted Shares and receipt by the Company of the certificate or certificates representing such Restricted Shares, duly and properly endorsed, the Company shall issue to the Employee or Permitted Transferee holding the same a new certificate evidencing such Restricted Shares without the foregoing legend.

     (b) An executed counterpart of this Agreement shall be put and remain on file at the principal executive office of the Company.

     (c) No sale, transfer, assignment, exchange or other disposition of any unvested Restricted Shares shall be made by an Employee to any Person other than the Company or another Employee unless and until such Person shall agree in writing to take such Restricted Shares subject to, and shall subscribe in writing to the terms and conditions of, this Agreement. Any Person, other than a Permitted Transferee, who so agrees in writing to take unvested Restricted Shares subject to, and subscribes in writing to the terms and conditions of, this Agreement shall be and become an Employee as that term is used in this Agreement (except that the provisions of paragraphs 3(c) and 3(d) hereof shall not be applicable to the

Restricted Shares held by such Person). Nothing stated herein shall permit any sale, transfer, assignment, exchange or other disposition of Restricted Shares that is not permitted under the Shareholder Agreement.

     9. Notices. All notices to any party hereunder shall be in writing and shall be given in the manner and with the effect provided in the Shareholder Agreement (or, in the case of notices to Melville, in the Management Warrant referred to in the Shareholder Agreement).

     10. Equitable Remedies. The parties hereto agree that the failure of any party to perform any obligation or duty under this Agreement will cause irreparable harm to the parties willing to perform their obligations and duties herein, which harm cannot be adequately compensated by money damages. It is further agreed by the parties hereto that an order of specific performance or for injunctive relief against a party or parties in default under the terms of this Agreement would be equitable and would not work a hardship on the defaulting party or parties. Accordingly, in the event of a default by any party hereto, a non-defaulting party, in addition to whatever other remedies are or might be available at law or in equity, shall have the right to compel specific performance by (or to obtain injunctive relief against) the defaulting party or parties as to any obligation or duty created by this Agreement or any breach thereof.

     11. Complete Agreement. This Agreement, the Shareholder Agreement and all other instruments and documents referred to herein or therein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no agreements, understandings, restrictions, representations or warranties among the parties relating to the subject matter hereof, except for those expressly set forth in this Agreement, the Shareholder Agreement or any other instruments or documents referred to herein or therein.

     12. Amendment. This Agreement may be altered, amended or terminated by a writing signed by the Company and the Employees who, together with their Permitted Transferees, hold at least 80% of the unvested Restricted Shares that are then outstanding.

     13. Benefit and Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their personal representatives, heirs, successors and assigns. Melville and its successors and assigns shall be third party beneficiaries of this Agreement as long as the Note or the Management Warrant shall remain outstanding.

     14. Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

     15. Governing Law. This Agreement shall be construed and governed by and according to the laws of the State of Minnesota.

     16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     17. Captions. The captions preceding the paragraphs of this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

     18. Termination. At such time as all Restricted Shares shall have vested in accordance with paragraph 3 hereof, this Agreement shall be of no further force or effect, provided that the Shareholder Agreement shall remain in full force and effect until terminated in accordance with its terms.

     IN WITNESS WHEREOF the Employees and the Company have executed this Agreement as of the day and year first above written.

                                    WILSONS THE LEATHER EXPERTS
                                     INC.


                                    By   /s/  DAVID ROGERS
                                      --------------------
                                      Its   President
                                           ---------------

EMPLOYEES:

Name and Signature
------------------

ANN BENSON                             MICHAEL CAMPBELL


 /s/ ANN BENSON                        /s/ MICHAEL CAMPBELL
---------------                        --------------------



KEVIN BLODGETT                         SCOTT CHRISTIAN


/s/ KEVIN BLODGETT                     /s/ SCOTT CHRISTIAN
------------------                     -------------------



MARGO BLOMBERG                         MICHAEL CROWE


/s/ MARGO BLOMBERG                     /s/ MICHAEL CROWE
------------------                     -----------------



WM MICHAEL BODE                        KELLIE DAVIES


/s/ WM MICHAEL BODE                    /s/ KELLIE DAVIES
-------------------                    -----------------



GEORGE BOLES                           LESLIE DAWSON


/s/ GEORGE BOLES                       /s/ LESLIE DAWSON
-------------------                    -----------------

RUSSELL EDWARDS-SIMPSON                DAISY HSU


/s/ RUSSELL EDWARDS SIMPSON            /s/ DAISY HSU
---------------------------            -------------



STANFORD EVAVOLD                       GERARD IRVIN


/s/ STANFORD EVAVOLD                   /s/ GERARD IRVIN
--------------------                   ----------------



JOHN FOWLER                            JED JAFFE


/s/ JOHN FOWLER                        /s/ JED JAFFE
----------------                       -------------



ROSALIE GELSO                          ROSS KEIFER


/s/ ROSALIE GELSO                      /s/ ROSS KEIFER
---------------------                  ---------------



BETTY GOFF                             NANCY KIELTY


/s/ BETTY GOFF                         /s/ NANCY KIELTY
-----------------                      ----------------



APRIL HANSON                           CORRINE LAPINSKY


/s/ APRIL HANSON                       /s/ CORRINE LAPINSKY
--------------------                   --------------------

DARRELL LAWRENCE                       GREGORY MORNEAU


/s/ DARRELL LAWRENCE                   /s/ GREGORY MORNEAU
--------------------                   -------------------



CAROL LUND                             JEFFREY ORTON


/s/ CAROL LUND                         /s/ JEFFREY ORTON
--------------                         -----------------



DAVID LUNNEBORG                        PETER PAEK


/s/ DAVID LUNNEBORG                    /s/ PETER PAEK
-------------------                    --------------



LYNN MCKEE                             GARY PETERSEN


/s/ LYNN MCKEE                         /s/ GARY PETERSEN
--------------                         -----------------



ALFRED MINNITI                         ROBERT POIRIER


/s/ MINNITI                            /s/ ROBERT POIRIER
-----------                            ------------------



JEFFREY MONTANG                        JAMES RAGON


/s/ JEFFREY MONTANG                    /s/ JAMES RAGON
-------------------                    ---------------

DAVID ROGERS                           RANDALL STEEN


 /s/ DAVID ROGERS                       /s/ RANDALL STEEN
----------------------                 -----------------------



MARY SADOWSKI                          DANIEL THORSON


 /s/ MARY SADOWSKI                      /s/ DANIEL THORSON
----------------------                 -----------------------



MARK SCHWARTZ                          DAVID TIDMARSH


 /s/ MARK SCHWARTZ                      /s/ DAVID TIDMARSH
----------------------                 ----------------------



JONI SEYMOUR                           DOUGLAS TREFF


 /s/ JONI SEYMOUR                       /s/ DOUGLAS TREFF
----------------------                 -----------------------



DAVID SHARP                            JOEL WALLER


 /s/ DAVID SHARP                        /s/ JOEL WALLER
----------------------                 -----------------------



HENRY SHEMMER                          JAMES WANNINGER


 /s/ HENRY SHEMMER                      /s/ JAMES WANNINGER
----------------------                 -----------------------

LAWRENCE WEINBERG


 /s/ LAWRENCE WEINBERG
----------------------



THOMAS WILDENBERG


 /s/ THOMAS WILDENBERG
----------------------



KATHERINE WODTKE


 /s/ KATHERINE WODTKE
----------------------